UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 31, 2005

Date of report (Date of earliest event reported)

FIELDSTONE INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50938	74-2874689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 Broken Land Parkway, Suite 600

Columbia, Maryland 21044

(Address of Principal Executive Offices)

(410) 772-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2005, Fieldstone Investment Corporation (“Fieldstone Investment”) and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone Investment (“Fieldstone Mortgage”), entered into the Second Amended and Restated Master Repurchase Agreement (the “Agreement”) by and among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Investment and Fieldstone Mortgage.  The parties previously entered into an Amended and Restated Master Repurchase Agreement dated as of April 5, 2004, which expired on March 31, 2005.  The Agreement extended the term of the repurchase facility until February 23, 2006 and added and amended certain defined terms.  The Agreement did not change any other material terms of the repurchase facility and did not affect the amount outstanding under the repurchase facility.

The Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1

Second Amended and Restated Master Repurchase Agreement dated March 31, 2005, by and among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Investment Corporation and Fieldstone Mortgage Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

Date: April 5, 2005	By:	/s/ Michael J. Sonnenfeld
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Master Repurchase Agreement dated March 31, 2005, by and among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Investment Corporation and Fieldstone Mortgage Company.